SEC File No.: 0-30096

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 10-SB/A

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                            OF SMALL BUSINESS ISSUERS

        Under Section 12(b) or (g) of the Securities Exchange Act of 1934

                                 HOME.WEB, INC.
                                 --------------
                 (Name of Small Business Issuer in its charter)

NEVADA                                                  77-0454933
------                                                  ----------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

380 Foam Street, Suite 210, Monterey, California        93940
------------------------------------------------        -----
(Address of principal executive offices)                (Zip Code)

Issuer's telephone number: (831) 375-6209
                           --------------


Securities to be registered under Section 12(b) of the Act:

                  Title of each class            Name of each exchange on which
                  to be so registered            each class is to be registered




Securities to be registered under Section 12(g) of the Act:

                                  Common Stock
                                  ------------
                                (Title of class)

                                TABLE OF CONTENTS

                                                                            Page
COVER PAGE                                                                     1
TABLE OF CONTENTS                                                              2
PART I                                                                         3
     DESCRIPTION OF BUSINESS                                                   3
     DESCRIPTION OF PROPERTY                                                  10
     DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES                  10
     REMUNERATION OF DIRECTORS AND OFFICERS                                   11
     SECURITY OWNERSHIP OF MANAGEMENT AND                                     12
         CERTAIN SECURITYHOLDERS
     INTEREST OF MANAGEMENT AND OTHERS IN                                     13
         CERTAIN TRANSACTIONS
     SECURITIES BEING OFFERED                                                 13
PART II                                                                       14
     MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S                        14
         COMMON EQUITY AND OTHER STOCKHOLDER MATTERS
     LEGAL PROCEEDINGS                                                        14
     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                            14
     RECENT SALES OF UNREGISTERED SECURITIES                                  14
     INDEMNIFICATION OF DIRECTORS AND OFFICERS                                15
PART F/S                                                                      15
     FINANCIAL STATEMENTS                                                     16
PART III                                                                      16
     INDEX TO EXHIBITS                                                        16
     DESCRIPTION OF EXHIBITS                                                  16
SIGNATURES                                                                    16

                                     PART I

     The issuer has elected to follow Form 10-SB, Disclosure Alternative 2 and is filing this Form 10- SB on a voluntary basis under the Exchange Act in order to commence trading on the OTC Bulletin Board. Management of the issuer feels it can provide guidance in following the compliance requirements of the Exchange Act and is desirous of moving the Company forward in its business plan.

ITEM 6. DESCRIPTION OF BUSINESS

         Home.Web, Inc. ("Home Web," the "Company") is a development stage company. The Company was incorporated in Nevada on September 15, 1995 with authorized capital of ten million (10,000,000) shares of common stock, par value $0.001 per share. From incorporation until May 1, 1997, the Company was inactive.

         From May 1997, the Company has been a development stage company specializing in a variety of hand-made Monterey Jack cheeses. The Company selected the product line and the method of marketing to use and made many basic decisions regarding the amount of products to be offered, the colors of the packaging and other details. Test marketing has also been done on a limited basis. The Company is satisfied with its test market results on the cheese products and will now be expanding sales efforts. The Company will also proceed with a plan to expand its wholesale line, as outlined below, and is seeking candidates for manufacturing, distribution and promotion of its products. No retail activities will be entered into by the Company; rather, Home Web will continue to source products and sell them wholesale.

         On May 1, 1997, the Company commenced an offering, pursuant to Regulation D of the Securities Act of 1933 (the "Act"), Rule 504, of up to 2,400,000 shares of its common stock at a price of $0.05 per share. This offering was conducted in order to raise money for working capital and inventory and was broken down as follows: $12,000 for working capital, $58,000 for inventory, $15,000 for consulting fees, $20,000 for legal and accounting fees and $15,000 for offering-related costs. On September 24, 1998, the offering was completed with all shares being sold and issued for a total of $120,000, less offering costs of $15,000 being received by the Company. A closing Form D was filed September 24, 1998.

         In June 1997, the Company increased its authorized capital to fifty million (50,000,000) shares of common stock, par value $0.001 per share.

         The Company signed a Purchasing Agreement with Internet Food Company, Inc. ("Internet Food Company") on May 6, 1999. According to the terms of this agreement, the Company will sell a variety of cheeses and gourmet food products to Internet Food Company and will advertise on its web site. Home Web will also develop special private label products for Internet Food Company. There are no minimum purchase requirements in this contract and no guarantees that any products will be purchased.

         The going concern opinion of the independent accountant, as disclosed in the Company's Independent Auditors Report attached to Part F/S, is as follows:

         "As of December 31, 1998, the Company had net losses from operating activities which raise substantial doubt about its ability to continue as a going concern.

         The Company is in the process of raising initial working capital through a public offering of its common stock, which is expected to provide liquidity until operations become profitable. The Company has obtained a commitment for up to $150,000 from a significant shareholder, Monterey Ventures, Inc for funding over the next twelve months. The funds would be paid distributed in increments per requests from the Company on an "as needed" basis. Under the agreement, the Company can repay the borrowed funds in increments as the Company receives payment from its' customers. Also in the credit agreement is any funds needed for longer than twelve months would be considered long term debt. This type of funding, if needed, would be structured for a twenty four or thirty-six month payoff not to exceed $25,000 in requests in the first year of operations.

         The Company has signed an agreement with Internet Food Company to purchase its' products. Internet Food Company has already penetrated the hotel and gift basket market and has further developed a web site to market its goods. The two companies are in the process of identifying specific products that Home Web. Inc.
         would supply wholesale.

         The Company's ability to continue as a going concern is dependent upon a successful public offering and ultimately achieving profitable operations. There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         Home Web plans to penetrate the gourmet/specialty foods market and to maximize sales by wholesaling products to gourmet food stores, small grocery chain stores and hotels. The product is currently sold through California Season's, a chain of retail stores, catalog and direct mail order, as well as business and corporate sales programs.

         The Company selected Monterey, California as its location because it was the original home of Monterey Jack cheese. David Jacks of Monterey first produced and marketed Monterey Jack cheese in 1882. Management believes that this cheese is the only native California cheese and one of only two cheeses native to the United States. To the best of the Company's knowledge, furthermore, the Monterey Cheese Company is the only company offering handmade Monterey Jack cheese made in Monterey, California.

         The Company outsources the production of its cheese products to Sonoma Cheese Factory ("Sonoma"). Sonoma is one of the oldest hand-rolled cheese processing plants in California and is one of only two such plants still in existence. Due to the quality of the cheeses produced by Sonoma and the fact that it is difficult to duplicate hand-rolled cheeses, the Company will continue to outsource its products for the foreseeable future. There is no written agreement between Sonoma and the Company; instead, the Company purchases the product from Sonoma on a cash-on-delivery basis. Sonoma ships the cheese without labels, which the Company puts on upon delivery. If Sonoma is unable to satisfy the Company's supply requirements, a back-up supply source is available. This is a manufacturing wholesale, retail cheese company in Sonoma doing business as Sonoma Foods, Inc.

Product
-------

         Home Web, under the label "Monterey Jack Cheese," currently offers twelve varieties of creamy, handmade cheeses in three pound wheels, one pound wheels, nine ounce wedges and three ounce wedges. The varieties of cheese include hand-rolled, original Monterey Jack, Dry Jack, Caraway, Pesto, Hot Pepper Jack, Habanero Jack, Garlic Jack, Lite Jack, Cheddar, Chili Cheddar, Vidalia Onion Jack and Teleme.

         The Company's own research has shown that there is a niche demand for its products because the cheeses are from Monterey and are of handmade quality. The cheeses have been market-tested by the Company indicating consumer acceptance. Current vendors offering these cheeses to the public include the California Seasons chain of three retail stores, the California Seasons' catalog, several luxury hotels in the Monterey and Big Sur area, a number of Monterey convention groups, a distributor in Idaho, a chain of five upscale gourmet food markets in the Los Angeles area, the Monterey Peninsula Airport Gift Shop, a Carmel Valley, California store and several more retail stores.

Government Regulations
----------------------

         Home Web is a wholesaler of its products and, therefore, the only regulation to which it is subject is the inclusion of ingredients on product labels, and then only if the Company produces its own labels for the product. Should the Company store its cheeses, it will be required to keep the product at certain temperatures. The Company does not currently plan to store its products, but, rather, will have the cheese products delivered directly to the customer.

Market
------

         The size of the gourmet and specialty food industry has increased in the past six years, with sales in 1995 estimated at 33.7 billion dollars by the National Association of Specialty Foods Trade, Inc. (NASFT). "Pak Facts," a New York resource firm, forecasts retail sales will top 47 billion dollars by the year 2000.

Competition
-----------

         National chains, regional chains and local stores all carry lines of cheese. Very rarely do these stores stock handmade Monterey Jack cheese. The problem the chains have is that they are limited to the amount of products they are able to stock because of the current mass of other non- specialty food products they must display. This allows the Company the opportunity to offer a variety of Monterey Jack cheese products not found in chain stores, supermarkets and delicatessens.

Management's Discussion and Analysis and Plan of Operations
-----------------------------------------------------------

     When  used  in  this  discussion,  the  words  "believes",   "anticipates",
"expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which would, could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward- looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company which attempt to advise interested parties of the factors which affect the Company's business, in this report, as well as the Company's periodic reports on Forms 10-K, 10Q and 8-K filed with the Securities and Exchange Commission.

Results of Operations
---------------------

     The Company had revenues of $528 for the three-month period ending March 31, 1999 compared to $0 for the three-month period ending March 31, 1998. To date, the Company has not relied on any revenues for funding its activities and it does not expect to receive significant revenues from operation in the immediate future.

     For the three-month period ending March 31,1999, the Company's general and administrative expenses increased to $17,759 compared to $0 for the corresponding period in 1998. The 1999 amount increase is due to the commencement of operations.

     The Company's net loss was $18,554, for the first quarter of 1999 compared to a net loss of $0 for the corresponding period in 1998. This increase was primarily due to the commencement of operations.

Liquidity and Capital Resources
-------------------------------

     As of March 31, 1999, the Company's cash balance was $82, compared to $0 as of March 31, 1998.

     The Company's future funding requirements will depend on numerous factors. These factors include the Company's ability to sell sufficient quantities of its products to become profitable and the

Company's ability to compete against other better capitalized corporations who offer alternative or similar products.

     Due to the "start up" nature of the Company's business, the Company expects to incur losses as it expands its business. While the Company has enough cash to fund its early stage expansion plans, the Company may choose to raise additional funds through private or public equity investment in order to expand the range and scope of its business operations. Even if the Company does not have an immediate need for additional cash, it may seek access to the public equity markets if and when conditions are favorable. There is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.

         In order to implement the strategic plan and meet the Company's anticipated working capital needs, the Company estimates that it will require $150,000 in capital ($125,000 for short-term financing and $25,000 for Salinas Valley and Carmel Valley product development). The short-term financing would include accounts receivable. The Company has a commitment for funding from Monterey Ventures, Inc. ("MVI") for up to $150,000 to implement the Company's current plans. MVI will supply short-term and long-term capital financing, which would be for product development expenses. These funds will be distributed in increments per requests from Home.Web, Inc. to Monterey Ventures, Inc. on an "as needed" basis. This agreement to fund has been added as an exhibit. The funds will be used for purchasing product on COD shipments, such as a large order of cheese, or prepaying if the product is drop shipped to the customer. It is anticipated that revenues will be generated during the holiday season in October and November of 1999 and the requirements for funds from Monterey Ventures, Inc. will be minimal. Under the agreement with Monterey Ventures, Inc., the Company can repay the borrowed funds as payment is received from customers. This accommodation is a short term line of credit. This type of funding, if needed, could be structured for a payoff not to exceed $25,000 in requests in the first year of operations and would be used for equipment or product purchases or research and development. The Company will only be charged interest on any funds used at commercially competitive rates. Because the products are outsourced, the need for capital will be modest. The general cost would be in the graphic design for labeling and financing accounts receivable. Any additional expenses, such as legal and accounting costs, will be paid through this credit accommodation until the Company's revenues are able to cover these expenses.

         Home Web does not plan to conduct any offering of securities until it has established its sales history. The only circumstances under which the Company may conduct an offering sooner is if an opportunity arises to expand the Company by acquiring a business with established product sales and distribution. Additional potential sources of funds if the Company requires additional income include factor agreements, lease agreements for equipment, to reduce costs and private financing from major shareholders.

Plan of Operations
------------------

         The Company has formulated a plan of operations for the next twelve months as detailed below. In the Company's opinion, the proceeds from future funding will satisfy its cash requirements for twelve months. During the next six months those funds will need to be raised. The Company has no engineering, management or similar report that has been prepared or provided for external use by the issuer or underwriter.

         By the end of fiscal 1999, the Company plans to have successfully introduced two new product lines and labels to the gourmet food market. The Company feels it is the proper time to bring new gourmet "niche" food products, because the cheese line is now fully developed and ready for marketing. Carmel Valley Farms and Salinas Valley Farms will be the two new gourmet food lines and labels. Carmel Valley will feature wine jellies and jams and Salinas Valley will feature artichoke products, salsa, spices, hot sauce and pasta sauce. The marketing will be directed towards companies located in tourist areas or which sell to tourists through local outlets. The Company will also private label items as requested by its customers. The Company's management anticipates that wine jellies will do exceptionally well in wineries that have gift shops. The Company expects to have at least some of these new products available by September 30, 1999. This will allow the Company to participate in the Food and Beverage Show in San Francisco, California, in November 1999 and to be prepared for the holiday food ordering season in October and November.

         In order to implement the strategic plan and meet the Company's anticipated working capital needs, the Company estimates that it will require $150,000 in capital ($125,000 for short-term financing and $25,000 for Salinas Valley and Carmel Valley product development). The short-term financing would include accounts receivable. The Company has a commitment for funding from Monterey Ventures, Inc. ("MVI") for up to $150,000 to implement the Company's current plans. MVI will supply short-term and long-term capital financing, which would be for product development expenses. These funds will be distributed in increments per requests from Home.Web, Inc. to Monterey Ventures, Inc. on an "as needed" basis. This agreement to fund has been added as an exhibit. The funds will be used for purchasing product on COD shipments, such as a large order of cheese, or prepaying if the product is drop shipped to the customer. It is anticipated that revenues will be generated during the holiday season in October and November of 1999 and the requirements for funds from Monterey Ventures, Inc. will be minimal. Under the agreement with Monterey Ventures, Inc., the Company can repay the borrowed funds as payment is received from customers. This accommodation is a short term line of credit. This type of funding, if needed, could be structured for a payoff not to exceed $25,000 in requests in the first year of operations and would be used for equipment or product purchases or research and development. The Company will only be charged interest on any funds used at commercially competitive rates. Because the products are outsourced, the need for capital will be modest. The general cost would be in the graphic design for labeling and financing accounts receivable. Any additional expenses, such as legal and accounting costs, will be paid through this credit accommodation until the Company's revenues are able to cover these expenses.

         Home Web does not plan to conduct any offering of securities until it has established its sales history. The only circumstances under which the Company may conduct an offering sooner is if an opportunity arises to expand the Company by acquiring a business with established product sales and distribution. Additional potential sources of funds if the Company requires additional income include factor agreements, lease agreements for equipment, to reduce costs and private financing from major shareholders.

         Despite these low cash reserves, additional funds may be required in order to proceed with the business plan outlined above. These funds would be raised through additional private placements or other financial arrangements, including debt or equity. There is no assurance that such additional financing will be available when required in order to proceed with the business plan or that the Company's ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If the Company is unsuccessful in securing the additional capital needed to continue operations within the time required, the Company will not be in a position to continue operations and the stockholders may lose their entire investment.

Employees
---------

         The Company currently has one full-time employee and no part-time employees, although Cornelia Davis, a director of the Company and the wife of its President, assists the Company occasionally on a part-time basis as needed. Home Web will have four full-time employees by the end of 1999. The President will perform a multitude of company functions, along with a shipping person and a salesperson. A second shipping employee would be added prior to the holiday season rush. A full-time office manager will be added in the second year, which would include bookkeeping, as well as accounts receivable and payable. The Company also anticipates hiring additional temporary help during the holiday season, as necessary.

Year 2000 Issues
----------------

         The Year 2000 issue arose because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with 20 instead of 19. If not corrected, many computer applications could fail or create erroneous results.

         Management has initiated a comprehensive program to prepare the Company's systems for the year 2000. The Company is actively engaged in testing and fixing applications to ensure they are Year 2000 ready. The Company does not separately track the internal costs incurred for the Year 2000 project, but such costs are principally the related payroll costs for certain corporate staff. The Company currently does not expect remediation costs to be material nor does it expect any significant interruption to its operations because of Year 2000 problems.

         The Company is in the process of contacting all third parties with which it has significant relationships, to determine the extent to which the Company could be vulnerable to failure by any of them to obtain Year 2000 compliance. Some of the Company's major suppliers and financial institutions have confirmed that they anticipate being Year 2000 compliant on or before December 31, 1999, although many have only indicated that they have Year 2000 readiness programs. To date, the Company is not aware of any significant third parties with a Year 2000 issue that could materially impact the Company's operations, liquidity or capital resources. The Company has no means, however, of ensuring that third parties will be Year 2000 ready and the potential effect of third-party non-compliance is currently not determinable.

         The Company has devoted and will continue to devote the resources necessary to ensure that all Year 2000 issues are properly addressed. There can be no assurance, however, that all Year 2000 problems are detected. Further, there can be no assurance that the Company's assessment of its third party relationships could be accurate. Some of the potential worst-case scenarios that could occur include (1) corruption of data in the Company's internal systems and
(2) failure of government and insurance companies' reimbursement programs. If any of these situations were to occur, the Company's operations could be temporarily interrupted. The Company intends to develop Year 2000 contingency plans for continuing operations in the event such problems arise.

ITEM 7.   DESCRIPTION OF PROPERTY

         The Company leases office space from Monterey Ventures, Inc., a company of which its President is an equity member, at a rate of $300 per month. These offices are located at 380 Foam Street, Suite 210, Monterey, California, 93940.

ITEM 8.  DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

         The following information sets forth the names of the officers and directors of the Company, their present positions with the Company and biographical information.

Dennis Davis. (Age 47). President, Chief Executive Officer, Director. Mr. Davis has been involved with the Company since April 1997 as its President, CEO and Director. Prior to this time, he was an independent consultant specializing in financial matters, creating and developing business plans, strategic planning and assisting privately-owned and public companies with financing, acquisition financing and liquidity options. Before becoming a consultant, Mr. Davis was in the banking industry for fifteen years and has management and planning experience. His banking career included, at various times, the positions of Administrator of the Lending Department, Vice President, Senior Commercial Loan Officer, Vice President responsible for the Real Estate and Construction Department, Vice President responsible for the Loan Adjustment Department and Branch Manager. Mr. Davis also spent eight years as the managing general partner for a grocery and liquor retail outlet with gross sales of one million dollars per year. He is the past President of the Affordable Housing Corporation of Monterey County, past Treasurer of the Marina Chamber of Commerce, and a past Director of the California International Air Show,

Sports Fest, Inc. and the American Diabetes Association. Currently, Mr. Davis is also a director and officer of Monterey, Ventures, Inc., a Monterey, California-based financing corporation, with which he has been involved since 1997. He is the husband of Cornelia Davis, an officer and director of the Company.

Cornelia Davis. (Age 34). Secretary, Treasurer, Director. Ms. Davis is the President of CDIC Financial Services, a financial and business consulting company. Her past experience includes capital formation for private and public companies, including acquisition financing and other financing options. Ms. Davis also specializes in assisting companies with sales, marketing and promotion. She has spent the past year contracted as a consultant with Professional Detailing, Inc., a contract pharmaceutical company operating out of New Jersey, where she helps with sales, marketing and promotions. In 1996 and 1997 she worked in marketing and promotions for CUC International, which produces an annual publication involving the entertainment industry. From 1992 to 1995, she consulted for a retail golf company in the position of investor relations coordinator. Prior to this, Ms. Davis was the Business Development Director of one of the largest title companies in the nation. She also was the founder of Yavapai Land Fund Mutual, an Arizona real estate investment company. Ms. Davis received a B.A. degree in Organization and Communication from Arizona State University with a minor in Human Resources and has been a director and the Secretary of the Company since June 1, 1997. She is the wife of Dennis Davis, the President and a director of the Company.

Florence G. Roberts. (Age 48). Director. Ms. Roberts is currently a consultant for Monterey Season's, Inc., a gourmet and specialty foods company. She is assisting this company with its business strategies and capital formation. Since 1006, Ms. Roberts has been actively involved in the management of rental properties on the Monterey Peninsula and has sold art work for local galleries on a free-lance basis. From 1989 to 1996, Ms. Roberts owned and operated "Lonesome Dove," a retail store in Carmel, California which specialized in the sale of western wear and Indian artifacts. Ms. Roberts received her B.A. in English from Illinois State Normal University in 1972 and attended Anthony School of Real Estate in Pacific Grove, California, in 1974. She has been a director of the Company since June 1996.

ITEM 9.  REMUNERATION OF DIRECTORS AND OFFICERS

         The following table sets forth certain information as to the compensation awarded to the Company's executive officers and directors for the fiscal year ended December 31, 1998 and for the fiscal year which will end on December 31, 1999. No other compensation was paid or will be paid to any such officers other than the cash compensation set forth below.


                                 Annual Compensation                       Long Term Compensation
                                                   Other           Restricted
                                                   Annual          Stock       Options/  LTIP         All Other
Name           Title      Year    Salary  Bonus    Compensation    Awarded     SARs (#)  payouts ($)  Compensation
----           -----      ----    ------  -----    ------------    -------     --------  -----------  ------------
Dennis Davis   Pres, Dir. 1998  $0        $0       $0              -0-         -0-       -0-          $700.00
Cornelia Davis Treas,     1998  $0        $0       $0              -0-         -0-       -0-          $0
                 Sec., Dir
Florence       Dir        1998  $0        $0       $0              -0-         -0-       -0-          $0
Roberts

               In fiscal 1998, the aggregate amount of compensation paid to all executive officers and directors as a group for services in all capacities was approximately $700.00. Compensation of $21,000 will be paid executive officers and directors for services in fiscal 1999.

ITEM 10.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth, as of January 31, 1999, the beneficial ownership of the Company's Common Stock by each person known by the Company to beneficially own more than 5% of the Company's Common Stock, including options, outstanding as of such date and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.


(1)                       (2)                                    (3)                         (4)
                          Name and address of                    Amount and Nature           Percent
Title of Class            beneficial owner                       of beneficial owner         of class
--------------            ----------------                       -------------------         --------
Common stock              Dennis Davis                           15,250,000                  56.2%
                          P.O. Box 653
                          Pacific Grove, CA 93950

Common stock              Cornelia Davis                         5,100,000                   18.8%
                          P.O. Box 653
                          Pacific Grove, CA 93950

Common stock              Florence G. Roberts                    4,050,000                   14.9%
                          20 Paso Del Rio
                          Carmel Valley, CA 93924

Common stock              Monterey Ventures, Inc.*               1,550,000                   5.7%
                          380 Foam Street, Suite 210
                          Monterey, CA 93940

Common stock              Directors and Officers                 24,400,000                  89.9%
                          as a group (3 persons)

* Dennis Davis is an officer and director of Monterey Ventures, Inc. and owns 2.5% of its outstanding stock.

ITEM 11.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

               The Company maintains its executive offices on a shared basis with its President and Chief Executive Officer.

               The Company has retained the services of Monterey Ventures,  Inc.
(MVI), a private firm that specializes in assisting companies with investment banking services. The Company has executed an Investment Banking Agreement that calls for MVI to provide guidance and consultation to the Company, primarily in the areas of preparing the private placement offering memorandum, corporate finance and public market development. The Company will pay a cash fee of $10,000 as compensation for services to be rendered by MVI. It is further noted that Dennis Davis, an executive officer and director of the Company, is also an equity member of MVI, as he owns 45,000 shares of stock of MVI or 2.5% of the outstanding common stock, and thus stands to benefit personally from this Investment Banking Agreement. Also, as a part of this Investment Banking Agreement, the Company has agreed to issue a stock option agreement that will allow MVI to purchase up to 750,000 shares of the Company's common stock at an exercise price of $.01 per share. The Company has not adopted any policies regarding affiliated transactions. All such transactions to date have been at arms-length.

ITEM 12.  SECURITIES BEING OFFERED

               No sale of securities is authorized by this filing. The common stock of the Company is being registered under Section 12(g) of the Securities Exchange Act of 1934.

               The Company has 50,000,000 common shares authorized. Each share of Common Stock is entitled to share pro rata in dividends and distributions with respect to the Common Stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of Common Stock has any pre-emptive right to subscribe for any of the Company's securities. Upon dissolution, liquidation or winding up of the Company, the assets will be divided pro rata on a share-for-share basis among holders of the shares of Common Stock after-any required distribution to the holders of the preferred stock. All shares of Common Stock outstanding are fully paid and non-assessable and the shares will, when issued upon payment therefore as contemplated hereby, be fully paid and non-assessable.

               Each shareholder of Common Stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors will be able to elect all the directors if they choose to do so. The Company has 1,250,000 shares reserved for its directors and consultants under a Stock Option Plan approved by the board of directors in June 1997 for issuance at $0.001 per share until December 31, 1999. The optionees and numbers of shares optioned are as follows:

               Monterey Ventures, Inc.             750,000
               Cornelia Davis                      100,000
               Florence G. Roberts                 50,000
               Dennis Davis                        250,000
               Janice Demianew                     100,000

               As of January 31, 1999, the following of the above-referenced options been exercised:

               Janice Demianew                     100,000
               Florence G. Roberts                 50,000
               Monterey Ventures, Inc.             750,000


                                     PART II

ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

     There is currently no public market for the Company's stock. The Company has never paid dividends. At present, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future and intends to devote any earnings to the development of the Company's business. As of March 31, 1999, the Company had 27,157,000 shares of common stock and 350,000 options for common stock outstanding and there were 66 shareholders of record.

ITEM 2.   LEGAL PROCEEDINGS

               There are no legal proceedings pending or threatened against the Company.

ITEM 3.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

               The Company has had no changes in or disagreements with its Accountants since inception.

ITEM 4.   RECENT SALES OF UNREGISTERED SECURITIES

               The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on May 1, 1997 and completed on September 24, 1998. This offering was for 2,400,000 shares of common stock at $0.05 per share for a total offering of

$120,000. All shares were sold to a total of 36 accredited and 27 unaccredited investors. The proceeds from this offering were used for working capital, legal and accounting fees, consulting fees and inventory.

               At the organizational meeting of the board of directors, each officer of the Company was authorized to receive shares of common stock of the Company in exchange for services provided. This amount totaled 24,000,000 shares. Fair value of the stock was established at the par value of $.05, since there were sales to outside, third-party investors at the par value amount. These shares were issued in reliance upon Section 4(2) of the Securities Act of 1933.

     In 1997, the Company also voted to grant options to its officers and to Monterey Ventures, Inc., an affiliated company, as well as to one employee of Monterey Ventures, Inc. These options are exercisable at $0.01 per share and consist of a total of 1,250,000 options with no expiration date. The options were issued for consulting services. The options were issued in reliance upon
Section 4(2) of the Securities Act of 1933.

ITEM 5.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               So far as permitted by the Nevada Revised Statutes, the Company's Articles of Incorporation provide that the Company will indemnify its Directors and Officers against expenses and liabilities they may incur and defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company Directors or Officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, and the Securities Exchange Act of 19-314, as amended, (collectively, the "Acts") may be permitted to directors, officers or controlling persons pursuant to foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Acts and is, therefore, unenforceable.

                                    PART F/S

                              FINANCIAL STATEMENTS

                             HOME WEB INCORPORATED
                         (A Development Stage Company)

                              Monterey, California

                              FINANCIAL STATEMENTS

                                      With

                          INDEPENDENT AUDITOR'S REPORT

                                December 31, 1997

                                  Prepared By:

                               HAWKINS ACCOUNTING
                           CERTIFIED PUBLIC ACCOUNTANT
                               SALINAS, CALIFORKLA

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)

                          Index to Financial Statements

                                                                            Page
                                                                            ----
Independent Auditor's Report...............................................    2

Balance Sheet, December 31, 1997...........................................    3

Statement of Operations, (inception)
  Through December 31, 1997 ...............................................    4

  Statement of Shareholders' Equity
  December 3 1 P 1997 .....................................................    5

Statement of Cash Flows,
  Ended December 31, 1997 .................................................    6

Summary of Significant Accounting Policies ................................    7

Notes to Financial Statements .............................................    8

HAWKINS ACCOUNTING

CERTIFIED PUBLIC ACCOUNTANT                     341 MAIN STREET SALINAS CA 93901
                                              (931) 758-1694  FAX (831) 758-1699

To the Board of Directors and Shareholders
Home Web, Incorporated
Monterey, California

                          INDEPENDENT AUDITOR'S REPORT

I have audited the balance sheet of Home Web, Incorporated (a development stage company) as of December 31, 1997 and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on thew financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides reasonable basis for my opinion.

In my opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Home Web, Incorporated, as of December 31, 1997 and the results of operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accumulated deficit during the development stage is $ 1,220,492.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note G to the financial statements, the Company has occurred net losses since inception, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

                                        /s/ Hawkins Accounting


Reissued June 3, 1999
January 13, 1999

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                                  BALANCE SHEET
                                December 31, 1997

ASSETS

Current Assets
      Cash in bank-First National                                $          267
      Accounts receivable                                                 1,400
                                                                          -----
           Total Current Assets                                           1,667

Equipment
      Coolers and equipment                                              13,850
      Office equipment                                                    4,745
                                                                          -----
                                                                         18,595
      Accumulated depreciation                                           (1,022)
                                                                         ------
           Total Equipment                                               17,573

Other assets
      Organizational expenses                                             3,960
      Trade name
                                                                          -----
                                                                          3,960
      Accumulated amortization                                             (792)
                                                                           ----
           Total Other Assets                                             3,168

           TOTAL ASSETS                                                  22,408
                                                                         ======

LIABILITIES AND CAPITAL

Current liabilities
      Contract payable                                                    5,500
      Califoria Franchise Tax                                               800
                                                                            ---
          Total Current Liabilities                                       6,300

          TOTAL LIABILITIES                                               6,300

Common stock                                                          1,236,600
Paid in capital
Deficit accumulated during development stage                         (1,220,492)
                                                                     ----------
          TOTAL CAPITAL                                                  16,108

TOTAL LIABILITIES AND CAPITAL                                    $       22,408
                                                                 ==============

                 See accompanying notes and accountant's report

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                      For the year ending December 31, 1997

                                                                    Deficit
                                                                    Accumulated
                                                                    During
                                                                    Development
                                                                    Stage
                                                                    -----
Revenue
     Sales                                   $    11,094
Cost of sales                                      9,375
                                                   -----
Gross margin                                       1,719

Expenses
     Advertising                                      64
     Amortization                                    792
     Consulting fee                                1,200
     Equipment rental
     Depreciation                                  1,022
     License and taxes
     Meals  and  entertainment                       546
     Office  help
     Office  supplies                                389
     Postage                                          52
     Travel                                           57
     Telephone and utilities                         213
     Rent                                          1,200
     Business start up costs                      15,876
     Compensation due stock issuance           1,200,000
                                               ---------
          Total expenses                       1,221,411
                                               ---------
          (Loss) from operations              (1,219,692)

Other income (expense)
     Interest
     Nondeductible penalties
     State tax expense                              (800)
                                                    ----
          Total other expenses                      (800)

Net loss                                     $ (1,220,492)          $(1,220,492)
                                             ============           ===========

     Loss per share of common stock          $    (0.0762)          $   (0.0762)
                                             ============           ===========

     Weighted average of shares outstanding    16,018,975            16,018,975
                                               ==========            ==========

                 See accompanying notes and accountant's report

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                        STATEMENT OF SHAREHOLDERS' EQUITY
                                December 31, 1997

Balance as of beginning of the year                              $            0

Common stock issued, 732,000 shares                                      36,600

Founders's stock issued in lieu of services                           1,200,000

Net lose for the period ending December 31, 1997                     (1,220,492)
                                                                     ----------

Balance as of December 31, 1997                                  $       16,108
                                                                 ==============

                 See accompanying notes and accountant's report

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                     STATEMENT OF CASH FLOWS-INDIRECT METHOD
                      For the year ending December 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                  $    (20,492)

Adjustment to reconcile net income to net cash
     provided by operating activities
     Depreciation and amortization                                        1,814
     Increase in accounts receivable                                     (1,400)
     Increase in accounts payable and other liabilities                   6,300
                                                                          -----

NET CASH PROVIDED BY OPERATING ACTIVITIES                               (13,778)

INVESTING ACTIVITIES
     Increase in other assets                                             3,960
     Purchase of property, plant and equipment                           18,595
                                                                         ------

NET CASH USED IN INVESTING ACTIVITIES                                    22,555

FINANCING ACTIVITIES
     Sale of common stock                                                36,600

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            267

Cash and cash equivalents at beginning of the year                            0
                                                                              -

CASH AND CASH EQUIVALENTS AT END OF YEAR                           $        267
                                                                   ============

Supplemental schedule of noncash operating and financing activities

     The Company issued 24,000,000 shares of common stock with a par value of $.05 and a market value of $.05 for compensation of services

                 See accompanying notes and accountaffs report

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)

                   Summary of Significant Accounting Policies
                                December 31,1997

Development Stage Company
-------------------------
     Home Web, Inc. (the "Company") is in the development stage in accordance with Statement of Financial Accounting Standards (SFAS) No. 7.

Use of estimates
----------------
     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates,

Cash equivalents
----------------
     For the purpose of the statement of cash flows, the company considers all highly liquid debt instruments purchased with the original maturity of three months or less to be cash equivalents.

Organization and Business Start Up and Amortization
---------------------------------------------------
     Organization costs are recorded at cost, Amortization is calculated by the straqht-line method over a period of sixty months. Amortization for the year ending December 31, 1997 $792.

Income Taxes
------------
     Income taxes an provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus defered taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible wben the assets and liabilities are recovered or settle. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Common Stock
------------
     Common stock is at .05 per value with 50,000,000 shares authorized, 24,762,000 outstanding as of December 31, 1997.

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                          Notes to Financial Statements
                               December 31, 1997

Note A: Background
------------------
     The Company was incorporated under the laws of the State of Nevada on September 15, 1995. The principal activities of the Company, from the beginning of the development stage, have been organizational matters and the sale of stock. The Company was formed to sell wholesale gourmet and specialty cheese on the Internet. During the year ending December 31, 1997 the Company had sales and incurred expenses against those sales, but the activity was immaterial for the purposes of SFAS No. 7. The Company bad no activity until May 1997.

Note B: Related Party Transactions
----------------------------------
     The Company entered into an agreement with Monterey Ventures, Inc ("MVI"), an affiliated company and a shareholder, whereby, MVI will provide investment banking and other consulting services to the Company. The agreement is for $10,000 of which $4,500 was paid in 1997. Tbe Company also paid rent to MVI under a rental agreement $ 2,700 during the year ending December 31, 1997. Total other reimbursements to MVI for office expense, phone service etc. amounted to $ 1,279 for the year.

     During the year the Company paid one of its founders $ 2,400 for consulting services to the Company.

Note C: Income taxes
--------------------
     The benefit for income taxes from operations consisted of the following components: current tax benefit of $697, resulting from a net loss before income taxes, and deferred tax expenses of $697 resulting from a valuation allowance recorded against the deferred tax asset resulting from net operating losses. Net operating loss carryforward will expire in 2014.

     The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At the time, the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required.

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                          Notes to Financial Statements
                               December 31, 1997

NOTE C: Income taxes (con't)
----------------------------
     The income tax returns were filed without taking into consideration the $1,200,000 deduction for the issuance of common stock for compensation of services. Net operating losses that are being carried forward are only the amounts that are represented by cash flows. No deferred tax asset has been set up to book the tax benefit of the $ 1,200,000 stock for services.

NOTE D: Public stock offering
-----------------------------
     During the period ended December 31, 1997, pursuant to an exemption under Rule 504 of Regulation D of the Securities Act of 1933, as amended (the
     Act), the Company sold solely to accredited and/or sophisticated investors, its common stock. Each share has a par value of $.05. The stock was sold during various times during the year to 30 different investors buying a total of 732,000 common shares of the Company's stock. Total proceeds, from the offerings, as of the period ended December 31, 1997 were $ 36,600.

Note E: Founder's stock and stock options
-----------------------------------------
     At the organizational meeting of the board of directors it was voted on that the officers of the Company be given shares of common stock in exchange for services provided. That amount was 24,000,000 shares. Fair value of the stock was established at the par value of $.05 since there were sales to outside third party investors at the par value amount. The Company recognized $ 1,200,000 of compensation expense for the year ended December 31, 1997.

     It was also voted upon to grant options to officers of the corporation and MVI, an affiliated company along with one of the employees of MVI. The options can be exercised at $.01. The options to be exercised are 1,250,000 and have no expiration date. These options are not compensatory and do not represent services rendered. Therefore, no provision has been made to account for these options until exercised by the parties.

Note E: Property, equipment and depreciation
--------------------------------------------
     Property and equipment are recorded at cost. Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. When items of Property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is

                              HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                          Notes to Financial Statements
                               December 31, 1997

Note E: Property, equipment and depreciation (con't)
----------------------------------------------------
     included in income.

     Depreciation expense for the ended December 31, 1997 was $ 1,022.

NOTE F: Commitments
-------------------
     During the year, the Company had a purchase commitment to purchase coolers, equipment and certain intangible assets from a nonaffiliated company. For the period ended December 31, 1997, the outstanding amount that the Company still owed was $ 42,458.

NOTE G: Going concern
---------------------
     As of December 31, 1997, the Company had net losses from operating activities which raise substantial doubt about its ability to continue as a going concern.

     The Company is in the process of raising initial working capital through a public offering of its common stock, which is expected to provide liquidity until operations become profitable. The Company has obtained a commitment for up to $ 150,000 from a significant shareholder, Monterey Ventures, Inc for fiinding over the next twelve months. The funds would be paid distributed in increments per requests from the Company on an "as needed" basis. Under the agreement, the Company can repay the borrowed funds in increments as the Company receives payment from its' customers. Also in the credit agreement is any funds needed for longer than twelve months would be considered long term debt. This type of funding, if needed, would be structured for a twenty four or thirty six month payoff not to exceed $ 25,000 in requests in the first year of operations.

     The Company has signed an agreement with Internet Food Company to purchase its' products. Internet Food Company has already penetrated the hotel and gift basket market and has further developed a web site to market its goods. The two companies are in the process of identifying specific products that Home Web. Inc. would supply wholesale.

                              HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                          Notes to Financial Statements
                               December 31, 1997

Note G: Going concern (con't)
-----------------------------
     The Company's ability to continue as a going concern is dependent upon a successful public offering and ultimately achieving profitable operations. There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note H: Implementation of SOP 98-5
----------------------------------
     The Company elects to account for the expensing of the start up costs of the Company effective with the year beginning January 1, 1999.

                             HOME.WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)

                              Monterey, Cafifornia

                              FINANCIAL STATEMENTS

                                      with

                          INDEPENDENT AUDITOR'S REPORT

                                December 31, 1998

                                  Prepared By:

                               HAWKINS ACCOUNTING
                           CERTEFIED PUBLIC ACCOUNTANT
                               SALINAS, CALIFORNIA

                             HOME.WEB, INCORPORATED
                          (A Development Stage Company)

                          Index to Financial Statements

                                                                            Page
                                                                            ----

Independent Auditor's Report ......................................            2

Balance Sheet, December 31, 1998 ..................................            3

Statement of Operations, (inception)
  Through December 31, 1998 ........................................           4

Statement of Shareholders' Equity
  December 31, 1998 ................................................           5

Statement of Cash Flows,
  Ended December 31, 1998 ..........................................           6

Summary of Significant Accounting Policies .........................           7

Notes to Financial Statements ......................................           8

HAWKINS ACCOUNTING
CERTIFIED PUBLIC ACCOUNTANT                   341 MAIN STREET  SALINAS CA  93901
                                              (831) 759-1694  FAX (831) 759-1699

To the Board of Directors and Shareholders
Home Web, Incorporated
Monterey, California

                          Independent Auditor's Report

I have audited the balance sheet of Home Web, Incorporated (a development stage company) as of December 31, 1998 and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material mi sstatement. An audit includes examining, on a test basis, evidence supporting the amounts and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides reasonable basis for my opinion.

In my opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Home Web, Incorporated, as of December 31,1997 and the results of operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accumulated deficit during the development stage is $ 1,261,013.

The accompanying financial statements have been prepared Assuming the Company will continue as a going concern. As discussed in Note G to the financial statements, the Company has occurred net losses since inception, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.


                                                  /s/ Hawkins Accounting

Reissued June 3, 1999
January 13, 1999

                             HOME.WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                                  BALANCE SHEET
                               December 31, 1998

                                     ASSETS

Current Assets
     Cash in bank-Fkst National                                     $         97
     Accounts receivable                                                   1,450
                                                                           -----
          Total Current Assets                                             1,547
Equipment
     Coolers and equipment                                                40,308
     Office equipment                                                      9,841
                                                                           -----
                                                                          50,149
     Ammulated depreciation                                               (5,285)
                                                                          ------
          Total Equipment                                                 44,864
Other assets
     Organizational expenses                                               3,960
     Trade name                                                           11,000
                                                                          ------
                                                                          14,960
     Accumulated amortization                                             (1,584)
                                                                          ------
          Total Other Assets                                              13,376
                                                                          ------
          TOTAL ASSETS                                              $     59,787
                                                                    ============

LIABILITIES AND CAPITAL

Current liabilities                                                          800
                                                                             ---
      California Franchise Tax                                               800
           Total Current Liabilities
                                                                             800
           TOTAL LIABILITIES

Common Stock                                                           1,367,350
Paid in capital                                                          (37,350)
Deficit accumulated during development stage                           1,261,013
                                                                       ---------
           TOTAL CAPITAL                                                  58,987
                                                                          ------
TOTAL LIABILITIES AND CAPITAL                                       $     59,787
                                                                    ============


                 See accompanying notes and accountant's report

                             HOME.WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                     For the year ending December 31, 1998

                                                                    Deficit
                                                                    Accumulated
                                                                    During
                                                                    Development
                                                                    Stage
                                                                    -----
Revenue
     Sales                                            7,265
Cost Of sales                                         5,193
                                                      -----
Gross margin                                          2,072

Expenses
     Advertising                                        785
     Amortization                                       792
     Consulting fees                                  4,496
     Equipment rental                                 2,339
     Depreciation                                     4,263
     License and taxes                                  225
     Meals and entertainment                            302
     Office help                                     10,841
     Office supplies                                  2,783
     Postage                                            621
     Travel                                           1,720
     Telephone and utilities                          1,030
     Rent                                               900
     Business start up costs                         10,480
     Compensation due stock issuance                 ------
          Total expenses                             41,577
                                                     ------
          (Loss) from operations                    (39,505)
Other income (expense)
     Interest                                           (50)
     Nondeductible penalties                           (166)
     State tax expense                                 (800)
                                                       ----
          Total other expenses                       (1,016)
                                                     ------

                                                ------------
          Net loss                             $    (40,521)        $ (1,261,013)
                                               =============        =============
Loss per shere
     of common stock                           $    (0.0021)             (0.0474)
                                               =============             ========
Weighted average of
     shares outstanding                          26,563,959           26,563,959
                                                 ==========           ==========

                 See accompanying notes and accountant's report

                             HOME.WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                        STATEMENT OF SHAREHOLDERS' EQUITY
                                December 31, 1998

                                                                        Deficit
                                                                        Accumulated
                              Common Stock                 Paid in      During
                              ------------                 Development
                         Shares          Amount            Capital      Stage               Total
                         ------          ------            -------      -----               -----
Balance,
  December 31, 1997      24,732,000      $ 1,236,600                    $  (1,220,492)      $  16,108

Options exercised           900,000           45,000       (37,350)                             7,650

Common stock
issued                    1,515,000           75,750                                           75,750

Net loss for the
period ended
 December 31, 1998                                                            (40,521)        (40,521)
                         ----------        ---------       -------            -------         -------
                         27,147,000        1,357,350       (37,350)        (1,261,013)      $  58,987
                         ==========        =========       =======         ==========       =========


                 See accompanying notes and accourftnt!s report

                             HOME.WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                     STATEMENT OF CASH FLOWS-INDIRECT METHOD
                     For the year ending December 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                           $     (40,521)

Adjustment to reconcile net income to net cash
   provided by operating activities
   Depreciation and amortization                                    5,065
   Increase in accounts receivable                                    (50)
   Decrease in accounts payable                                    (5,500)
                                                                   ------

NET CASH PROVIDED BY OPERATING ACTIVITIES                         (41,016)

INVESTING ACTIVITIES
   Increase in other assets                                        11,000
   Purchase of property, plant and equipment                       31,554
                                                                   ------

NET CASH USED IN INVESTING ACTIVITIES                              42,554

FINANCING ACTIVITIES
   Sale of common stock                                            83,400

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     (170)

Cash and cash equivalents at beginning of the year                    267
                                                                      ---

CASH AND CASH EQUIVALENTS AT END OF YEAR                               97
                                                                       ==

                 See accompanying notes and accountant's report

                             HOME.WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)

                   Summary of Significant Accounting Policies
                                December 31, 1998

Development Stage Company
-------------------------
     Home Web, Inc. (the "Company") is in the development stage in accordance with Statement of Financial Accounting Standards (SFAS) No. 7.

Use of estimates
----------------
     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.
     Accordingly,   actual  results  could  differ  from  these  estimates.

Cash equivalents
----------------
     For the purpose of the statement of cash flows, the company considers all highly liquid debt instruments purchased with the original maturity of three months or less to be cash equivalents.

Organization and Business Start Up and Amortization
---------------------------------------------------
     Organization costs are recorded at cost. Amortization is calculated by the straight-line method over a period of sixty months. Amortization for the year ending December 31, 1998 $ 792.

Income Taxes
------------
     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Common Stock
------------
     Common stock is at .05 par value with 50,000,000 shares authorized, 27,147,000 outstanding as of December 31, 1998.

                             HOME.WEB, INCORPORATED
                             ----------------------
                         (A Development Stage Company)

                          Note to Financial Statements
                               December 31, 1998

Note A:  Background
         ----------
     The Company was incorporated under the laws of the State of Nevada on September 15, 1995. The principal activities of the Company, from the beginning of the development stage, have been organizational matters and the sale of stock. The Company was formed to sell wholesale gourmet and specialty cheese on the Internet. During the year ended December 31, 1998 the Company had sales and incurred expenses againstthose sales, but the activity was immaterial for the purposes of SFAS No. 7.

Note B: Related Party Transactions
        --------------------------
     The Company entered into an agreement with Monterey Ventures, Inc. ("MVI"), an affiliated company and a shareholder, whereby, MVI will provide investment banking and other consulting services to the Company. The agreement is for $10,000 of which $5,500 was paid in 1998. The Company also paid rent to MVI under a rental agreement $900 during the year ending December 31, 1998. Total other reimbursements to MVI for office expense, phone service etc. amounting to $5,790 for the year.

Note C: Income taxes
        ------------
     The benefit for income taxes from operations consisted of the following components: current tax benefit of $6,078 resulting from a net loss before income taxes, and deferred tax expenses of $6,078 resulting from a valuation allowance recorded againstthe deferred tax asset resulting from net operating losses. Net operating carryforward will expire in 2013.

     The valuation allowance will be evaluated at the end fo each year, considering positive and negative evidence about whether the asset will be realized. At the time, the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required.

                             HOME.WEB, INCORPORATED
                             ----------------------
                         (A Development Stage Company)

                          Note to Financial Statements
                               December 31, 1998

NOTE C: Income taxes (con't)
        --------------------
     The income tax returns were filed without taking into consideration the $1,200,000 deduction for the issuance of common stock for compensation of services in the prior year. Net operating losses that are being carried forward are only the amounts that are represented by cash flows. No deferred tax asset has been set up to book the tax benefit of the $ 1,200,OOO stock for services.

NOTE D: Public stock offering
        ---------------------
     During the period ended December 31, 1998, pursuant to an exemption under Rule 504 of Regulation D of the Securities Act of 1933, as amended (the
     Act), the Company sold solely to accredited and/or sophisticated investors, its common stock. Each share has a par value of $ .05. The stock was sold during various times during the year to 32 different investors buying a total of 2,415,000 common shares of the Company's stock. Total proceeds, from the offerings, as of the period ended December 31, 1998 were $ 83,400.

Note E: Stock options
        -------------
     It was also voted upon at the organizational meeting during 1997 to grant options to officers of the corporation and MVI, an affiliated company along with one of the employees of MVI. The options can be exercised at $.001, The options to be exercised are 1,250,000 and have no expiration date. These options are not compensatory and do not represent services rendered. Therefore, no provision has been made to account for these options until exercised by the parties.

     During the year ended December 31, 1998 MVI exercised its stock options as did one of the founders and a key employee of MVI. Two of the remaining founders did not exercise their options during the year. These options total 350,000 shares. These options are treated as non compensatory options and will be accounted for when the options will be exercised.

Note E: Property, equipment and depreciation
        ------------------------------------

     Property and equipment are recorded at cost. Maintenance and repairs are expensed as incurred, major renewals and betterments, am capitalized. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is

                             HOME.WEB, INCORPORATED
                             ----------------------
                         (A Development Stage Company)

                          Note to Financial Statements
                               December 31, 1998

Note E: Property, equipment and depreciation (con't)
        --------------------------------------------
     included in income.

     Depreciation expense for the ended December 31, 1998 was $4.263.

NOTE F: Major customer
        --------------
     During the year, the Company had a purchase commitmentt to purchase the Company's merchandise from a non-affiliated company. This customer is also to take physical possession of the Company's major assets and use those assets in the ordinary course of its business. Terms are discussed more fully in Note G.

NOTE G: Going concern
        -------------
     As of December 31, 1999, the Company had net losses from operating activities which raise substantial doubt about its ability to continue as a going concern.

     The Company is in the process of raising initial working capital through a public offering of its common stock, which is expected to provide liquidity until operations become profitable, The Company has obtained a commitment for up to $ 150,000 from a significant shareholder, Monterey Ventures, Inc for funding over the next twelve months. The funds would be paid distributed in increments per requests from the Company on an "as needed" basis, Under the agreement, the Company can repay the borrowed funds in increments as the Company receives payment from its' customers. Also in the credit agreement is any funds needed for longer than twelve months would be considered long term debt. This type of funding, if needed, would be structured for a twenty four or thirty six month payoff not to exceed S 25,000 in requests in the first year of operations.

     The Company has signed an agreement with Internet Food Company to purchase its' products. Internet Food Company has already penetrated the hotel and gift basket market and has further developed a web site to market its goods. The two companies am in the process of identifying specific products that Home Web, Inc. would supply wholesale.

                             HOME.WEB, INCORPORATED
                             ----------------------
                         (A Development Stage Company)

                          Note to Financial Statements
                               December 31, 1998

Note G: Going Concern (con't)
        ---------------------
     The Company's ability to continue as a going concern is dependent upon a successfid public offering and ultimately achieving profitable operations. There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any Austments that might result from the outcome of this uncertainty.

Note H: Implementation of SOP 98-5
        --------------------------
     The Company elects to account for the expensing of the start up costs of the Company effective with the year beginning January 1, 1999.

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)

                          Index to Financial Statements

                                                                            Page

Accountant's Review Report                                                     2

Balance Sheet, March 31, 1999                                                  3

Statement of Operations, Three months
   Ending Match 31, 1999                                                       4

Statement of Retained Earnings
   March 31, 1999                                                              5

Statement of Cash Flows,
   March 31, 1999                                                              6

Summary of Significant Accounting Policies                                     7

Notes to Financial Statements                                                  8

HAWKINS ACCOUNTING
CERTIFIED PUBLIC ACCOUNTANT                     341 MAIN STREET SALINAS CA 93901
                                               (831) 758-1694 FAX (831) 758-1699

To the Board of Directors and Shareholders
Home Web, Incorporated
Monterey, California

I have reviewed the accompanying balance sheet of Home Web, Incorporated as of March 31, 1999, and the related statements of income and retained earnings and cash flows for the three months then ended March 31, 1999 and March 31, 1998, in accordance with Statements on Standards for Accounting and review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Home Web, Incorporated.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


                                   /s/ Hawkins Accounting


Reissued June 4, 1999
April 1, 1999

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 March 31, 1999

ASSETS

Current Assets
     Cash in bank-First National                                   $          82
     Accounts receivable                                                   1,450
                                                                           -----
          Total Current Assets                                             1,532

Equipment
     Coolers and equipment                                                40,308
     Office equipment                                                      9,841
                                                                           -----
                                                                          50,149
     Accumulated depreciation                                             (6,606)
                                                                          ------
          Total Equipment                                                 43,543

Other assets
     Trade name                                                           11,000
                                                                          ------
          Total Other Assets                                              11,000
          ------------------                                              ------

          TOTAL ASSETS                                             $      56,075
                                                                   =============

LIABILITIES AND CAPITAL

Current liabilities
     Accounts payable                                                     13,442
     Loan from affiliate                                                     100
     California Franchise Tax                                              1,600
                                                                           -----
          Total Current Liabilities                                       15,142

          TOTAL LIABILITIES                                               15,152

Common stock                                                           1,357,850
Paid in capital                                                          (37,350)
Deficit accumulated during development stage                          (1,279,567)
                                                                      ----------
          TOTAL CAPITAL                                                   40,933
                                                                          ------

                 See accompanying notes and accountant's report

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                            STATEMENT OF OPERATIONS
              For the three months ending March 31, 1999 and 1998

                                                                                          Deficit
                                                                                          Accumulated
                                                                                          During
                                                   1999                1998               Development
                                                   ----                ----               Stage
                                                                                          -----
Revenue
      Sales                                        $        528        $      1,100
Cost of sales                                               523               1,046
                                                            ---               -----
Gross margin                                                  5                  54
Expenses
      Advertising                                                               143
      Amortization                                                              492
      Consulting fees                                     1,000              13,000
      Equipment rental                                                        1,311
      Depreciation                                        1,321               1,248
      License and taxes                                                         140
      Meals and entertainment                                                   302
      Office help                                                             6,005
      Office supplies                                       120               1,638
      Postage                                                                   379
      Travel                                                                     30
      Telephone and utilities                                                   748
      Development stage expense                          12,952
      Organization costs                                  2,366
                                                          -----               ------
           Total expenses                                17,759               25,436
                                                         ------               ------
           (Loss) from operations                       (17,754)             (25,382)

Other income (expense)
      Interest                                                                   (50)
      Nondeductible penalties
      State tax expense                                    (800)                (800)
                                                           ----                 ----
           Total other expenses                            (800)                (850)
                                                           ----                 ----

                                                   -------------       --------------
           Net loss                                $    (18,554)       $     (26,232)     $ (1,266,115)
                                                   ============        =============      ============

Lose per share
     of common stock                               $    (0.0007)       $     (0.0010)     $    (0.0466)
                                                   ============        =============      ============

Weighted average of
     shares outstanding                              27,157,000           25,510,834        27,157,000
                                                     ==========           ==========        ==========

                 See accompanying notes and accountant's report

                             HOME WEB, INCORPORATED
                             ----------------------
                         (A Development Stage Company)
                       STATEMENT OF SHAREHOLDERS' EQUITY
                               December 31, 1998

                                                                      Deficit
                                                                      Accumulated
                               Common Stock           Paid in         During
                               ------------                           Development
                           Shares        Amount       capital         Stage          Total
                           ------        ------       -------         -----          -----
Balance,
  December 3l, 1998        27,147,000    $ 1,357,350  (37,350)        $ (1,261,013)  $  58,987

Options exercised                   0                                                        0

Common stock
issued                         10,000            500                                       500

Net loss for the
period ended
  December 31, 1998                                                        (18,554)    (18,554)
                           ----------      ---------  -------              --------    --------
                           27,157,000    $ 1,357,850  (37,350)        $ (1,279,567)  $  40,933
                           ==========    ===========  =======         ============   =========

                 See accompanying notes and accountant's report

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A Development Stage Company)
                     STATEMENT OF CASH FLOWS-INDIRECT METHOD
               For the three months ending March 31, 1999 and 1998


                                                                  1999          1998
                                                                  ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                 $  (15,688)   $ (26,232)

Adjustment to reconcile net income to net cash
      provided by operating activities
      Depreciation                                                     1,321        1,740
      Increase in accounts receivabho                                                 (66)
      Increase in current liabilities                                 14,352        4,550

NET CASH PROVIDED BY OPERATING ACTIVITIES                                (15)     (20,008)

INVESTING ACTIVITIES
      Increase in other assets
      Purchase of property, plant and equipment                                                                 28,469
                                                                                                                28,459
NET CASH USED IN INVESTING ACTIVITIES

FINANCING ACTIVITIES
      Sale of common stock                                                                                       49,300

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         (15)
833

Cash and cash equivalents at the beginning of the period                  97          267

CASH AND CASH EQUIVALENTS AT END OF PERIOD                        $       82    $   1,100

Supplemental schedule of noncesh operating and financing activities

     The Company issued 10,000 shares of common stock with a par value of $.05 and a market value of $.05 for legal fees.

     The Company expensed in the current year in accordance with SOP-90-05 organization costs with a net book value of $ 2,366.

                 See accompanying notes and accountant's report

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A DEVELOPMENT STAGE COMPANY)

                   Summary of Significant Accounting Policies
                                 March 31, 1999

Development Stage Company
-------------------------
     Home Web, Inc. (the "Company") is in the development stage in accordance with Statement of Financial Accounting Standards (SFAS) No. 7.

Use of estimates
----------------
     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Cash equivalents
----------------
     For the purpose of the statement of cash flows, the company considers all highly liquid debt instruments purchased with the original maturity of three months or less to be cash equivalents.

Organization and Business Start Up and Amortization
---------------------------------------------------
     Organization costs were expensed during the period ending March 31, 1999 in accordance with SOP 98-5. Management made the election to expense the costs for years beginning Januwy 1, 1999.

Income Taxes
------------
     Income taxes am provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settle. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Common Stock
------------
     Common stock is at .05 par value with 50,000,000 shares authorized, 27,157,000 outstanding as of March 31, 1999.

                             HOME WEB, INCORPORATED
                             ----------------------
                          (A DEVELOPMENT STAGE COMPANY)

                         Notes to Financial Statements
                                 March 31, 1999

Note A: Background
------------------
     The Company was incorporated under the laws of the State of Nevada on September 15,1995. The principal activities of the Company, from the beginning of the development stage, have been organizational matters and the sale of stock. The Company was formed to sell wholesale gourmet and specialty cheese on the Internet. During the period ending March 31, 1999 the Company had sales and incurred expenses against those sales, but the activity was immaterial for the purposes of SFAS No. 7.

Note B: Related Party Transactions
----------------------------------
     There were no material related party transactions for the three month period ending March 31, 1999.

     For the three month period ending March 31, 1999 the Company paid to Monterey Ventures a total of $7,210 for overhead expenses such as office help and computer equipment. Monterey Ventures has a management contract with the Company and is a shareholder in the Company.

     During the period of March 31, 1998 the Company paid one of its founders $500 for consulting services to the Company.

Note C: Income taxes
--------------------
     The benefit for income taxes from operations consisted of the following components: current tax benefit of $2,783 for March 31, 1999 and $3,935 as of March 31, 1998 resulting from a net loss before income taxes, and deferred tax expenses of $2,783 and $3,935 respectively resulting from a valuation allowance recorded against the deferred tax asset resulting from net operating losses. Net operating loss carryforward will expire in 2013.

     The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized, At the time, the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required.

                            HOME WEB, INCORPORATED
                             ----------------------
                          (A DEVELOPMENT STAGE COMPANY)

                         Notes to Financial Statements
                                 March 31, 1999

NOTE C: Public stock offering
-----------------------------
     During the periods ending March 31, 1999 and 1998, pursuant to an exemption under Rule 504 of Regulation D of the Securities Act of 1933, as amended (the Act), the Company sold solely to accredited and/or sophisticated investors, its common stock. The only transaction during the period of March 31, 1999 was 10,000 shares of stock issued to the corporate counsel in exchange for legal services to the corporation.

     During the period of March 31, 1998 there were various transactions to fifteen different accredited and/or sophisticated investors. Total proceeds from these transactions were $49,300.

Note D: Stock options
---------------------
     It was also voted upon at the organizational meeting during 1997 to grant options to officers of the corporation and MVI, an affiliated company along with one of the employees of MVI. The options can be exercised at $.001. The options to be exercised are 1,250,000 and have no expiration date. These options are not compensatory and do not represent services rendered. Therefore, no provision has been made to account for these options until exercised by the parties.

     During the period ended March 31, 1998 MVI exercised its stock options as did one of the founders and a key employee of MVI. Two of the remaining founders did not exercise their options during the year. These options total 350,000 shares. These options are treated as non-compensatory options and will be accounted for when the options will be exercised.

     There were no options exercised during the three-month period ending March 31, 1999.

Note E: Property, equipment and depreciation
--------------------------------------------
     Property and equipment are recorded at cost. Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

     Depreciation expense for the period ending March 31, 1999 and 1998 was $1,321 and $1,428 respectively.

                            HOME WEB, INCORPORATED
                             ----------------------
                          (A DEVELOPMENT STAGE COMPANY)

                         Notes to Financial Statements
                                 March 31, 1999

NOTE F: Major customer
----------------------
     The Company had a purchase commitment to purchase the Company's merchandise from a non-affiliated company. This customer is also to take physical possession of the Company's major assets and use those assets in the ordinary course of its business. Terms am discussed more fully in Note G.

NOTE G: Going concern
---------------------
     As of December 31, 1998, the Company had net losses from operating activities which raise substantial doubt about its ability to continue as a going concern.

     The Company is in the process of raising initial working capital through a public offering of its common stock, which is expected to provide liquidity until operations become profitable. The Company has obtained a commitment for up to $150,000 from a significant shareholder, Monterey Ventures, Inc for funding over the next twelve months. The funds would be paid distributed in increments per requests from the Company on an "as needed" basis. Under the agreement, the Company can repay the borrowed funds in increments as the Company receives payment from its' customers. Also in the credit agreement is any funds needed for longer than twelve months would be considered long term debt. This type of funding, if needed, would be structured for a twenty four or thirty-six month payoff not to exceed $25,000 in requests in the first year of operations.

     The Company has signed an agreement with Internet Food Company to purchase its' products. Internet Food Company has already penetrated the hotel and gift basket market and has further developed a web site to market its goods. The two companies are in the process of identifying specific products that Home Web. Inc. would supply wholesale.

     The Company's ability to continue as a going concern is dependent upon a successful public offering and ultimately achieving profitable operations. There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                            HOME WEB, INCORPORATED
                             ----------------------
                          (A DEVELOPMENT STAGE COMPANY)

                         Notes to Financial Statements
                                 March 31, 1999

Note H: Material adjustments
----------------------------
     Management represents that all material adjustments to the financial statements have been made.

                                                     PART III

                                                     EXHIBITS

Item 1.   Index to Exhibits

               Exhibit 3
                          3a.   Articles of Incorporation and Amendments
                          3b.   Bylaws*
               Exhibit 10
                          10a.  Investment Banking Agreement*
                          10b   Purchasing Agreement
                          10c   Loan Commitment Letter
               Exhibit 23
                          23a.  Consent of Accountant
               Exhibit 27
                                Financial Data Schedule
               Exhibit 99
                          99a.  Stock Option Agreement*
                          99b. Private Placement Memorandum dated July 1, 1997* 99c. Meeting Minutes dated June 1, 1997*
                          99d.  Meeting Minutes dated June 20, 1997*
                          99e.  Meeting Minutes dated September 1, 1997*
                          99f.  Meeting Minutes dated December 18, 1997*
                          99g.  Meeting Minutes dated June 30, 1998*
                          99h.  Meeting Minutes dated September 14, 1998*

* indicates previously submitted exhibit

Item 2.   Description of Exhibits

               As listed in the above Index, the appropriate exhibits are being filed. The additional exhibits are marked and filed. The issuer is not a Canadian issuer and is not filing a written consent and power of attorney.


                                                    SIGNATURES

               The issuer has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on June 14, 1999.

                                                                  HOME.WEB, INC.


                                                                /s/ Dennis Davis
                                                         -----------------------
                                                         Dennis Davis, President

               This offering statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Dennis Davis                                            June 14, 1999
----------------------------------------                    --------------------
Dennis Davis, Director                                      Date


/s/ Cornelia Davis                                          June 14, 1999
----------------------------------------                    --------------------
Cornelia Davis, Director                                    Date


/s/ Florence Grigsby Roberts                                June 14, 1999
----------------------------------------                    --------------------
Florence Grigsby Roberts, Director                          Date